COLLINS & AIKMAN
                       SUPPLEMENTAL RETIREMENT INCOME PLAN

                                SECOND AMENDMENT

                              Statement of Purpose

     Collins & Aikman Products Co. (formerly known as "Collins & Aikman Corporation") (the "Company") sponsors the Collins & Aikman Supplemental Retirement Income Plan (the "Plan"). The provisions of the Plan are currently set forth in an Instrument of the Company dated August 25, 1983, as amended by the Company on January 27, 1987. By this Second Amendment, the Company is amending the Plan to (i) change the vesting provisions under the Plan and (ii) meet other current needs.

     NOW, THEREFORE, the Plan, as set forth in said Instrument is hereby further amended effective as of January 1, 1998 as follows:

     1. Paragraph 2 of Article II of the Plan is amended to read as follows:

          "2. "Company" means Collins & Aikman Products Co., a Delaware corporation, or any successor company thereafter."

     2. Paragraph 5 of Article II of the Plan is amended to read as follows:

          "5. "Retirement" means a Participating Employee's termination of employment with the Company after (i) attaining age 55 and completing 10 Years of Service or (ii) attaining age 62."

     3. The following new paragraph 7 is added to the end of Article II of the
Plan:

          "7. "Benefit Commencement Date" means the first day of the month next following the later of the date a Participating Employee (i) attains age 62 or (ii) terminates employment with the Company."

     4. Article IV of the Plan is renamed "VESTING & BENEFITS."

     5. Paragraph 1 of Article IV of the Plan is amended to read as follows:

          "1. If a Participating Employee is continuously employed by the Company from the date of his entry into the Plan until his Retirement, he will become entitled to receive a supplemental retirement income benefit determined under paragraph 2 of this Article IV. Such Participating Employee's benefit will commence to be paid pursuant to paragraph 5 of this
     Article IV upon his Benefit Commencement Date. In the event of the termination of employment of a Participating Employee for any reason other than Retirement or in the event of a Participating Employee's death prior to his Benefit Commencement Date, no benefit will be payable to the Participating Employee under this Plan."


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     6. The first sentence of the Paragraph 2 of Article IV of the Plan is amended to read as follows:

     "Commencing upon his Benefit Commencement Date, the Company will pay a Participating Employer a supplemental retirement income for his services rendered prior to Retirement if his other sources of retirement income from the Company and its other benefit plans are less than the minimum guaranteed level under this Plan."

     7. Paragraph 2(ii) of Article IV of the Plan is amended to read as follows:

          "(ii) The pension equivalent of Company-provided benefits payable to the Participating Employee under the Company's qualified pension plan, qualified profit sharing plan, non-qualified benefit restoration plan and the pension equivalent of the lump sum distributions made to certain highly compensated employees in 1990 and 1991 in lieu of profit sharing contributions for 1989 and 1990. For purposes of this computation only, any benefits or amounts described in the immediately preceding sentence that are not payable as an annual benefit for the Participating Employee's lifetime commencing as of the Participant's Benefit Commencement Date shall be converted into such an annual benefit commencing as of such date using the 1971 Group Annuity Table and interest at 7.5%."

     8. Paragraph 3 of Article IV of the Plan is amended to read as follows:

          "3. [reserved]"

     9. Paragraph 5 of Article IV of the Plan is amended by deleting the phrase "the first day of the month following Retirement" and by substituting in lieu thereof the phrase "the Participating Employee's Benefit Commencement Date".

     10. Except as expressly or by necessary implication amended hereby, the Plan shall continue in full force and effect.

     IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed as of the 25th day of August, 1998.


                                  COLLINS & AIKMAN PRODUCTS CO.



                                  By: /s/ Greg Tinnell
                                      -----------------------------------------
                                      Greg Tinnell,
                                      Vice President, Compensation and Benefits


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